CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of United States Steel Corporation of our report dated February 12, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in United States Steel Corporation's Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCooper LLP
Pittsburgh, Pennsylvania
December 21, 2021